SECURITIES AND EXCHANGE COMMISSION	Page 19 of 19

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-173469 on Form S-8 of Rockville Financial, Inc. of our report dated May 31, 2013, relating to the financial statements and financial statement schedule of Rockville Bank 401(k) Plan, appearing in this Annual Report on Form 11-K of The Rockville Bank 401(k) Plan for the year ended December 31, 2012.

/s/ Pue, Chick, Leibowitz & Blezard, LLC

Vernon, Connecticut 06066

June 20, 2013